UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 1.02 Termination of a Material Definitive Agreement.

    On December 29, 2006, Technology Research Corporation (“TRC”) entered into a Settlement Agreement with Tower Manufacturing Corporation (“Tower”).  Under the Settlement Agreement, the civil actions filed by both TRC and Tower are to be dismissed.  TRC will receive $3.2 million, with $1.5 million payable within 30 days of the dismissal of the Florida lawsuit, and the remainder payable in two annual installments of $850 thousand of principal plus accrued interest, compounded quarterly at the prime interest rate.  The annual installments to be paid by Tower are personally guaranteed by Tower’s President.

    TRC and Tower have entered into a cross licensing agreement of the patents that were the subject of the lawsuits for the period they remain valid and enforceable.  Royalty payments commence beginning after June 30, 2007 based on the number of units sold by TRC and Tower, respectively.

Item 9.01  Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: January 3, 2007	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO